EXHIBIT 99.1

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Loss

(Unaudited)

	Three Months ended December 31,				Twelve Months ended December 31,
	2019		2018		2019		2018
Operating Loss	$(14,070)		$(3,783)		$(39,963)		$(45,422)
Acquisition related expenses, amortizations and adjustments	1,357	(1)	1,433	(5)	5,703	(8)	4,084	(14)
Stock-based compensation expense	1,778	(2)	1,912	(6)	6,962	(9)	7,155	(15)
Restructuring expenses	1,356	(3)	25	(7)	6,014	(10)	7,261	(16)
Deferred compensation income (expense)	536	(4)	(3,739)	(4)	2,767	(4)	(3,119)	(4)
Asset impairments	—		—		3,872	(11)	—
Gain on contingency	—		—		(1,230)	(12)	—
Settlement income	—		—		(746)	(13)	—
Non-GAAP Operating Loss	$(9,043)		$(4,152)		$(16,621)		$(30,041)

(1) $0.4 million is included in total cost of sales, $0.5 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(2) $0.1 million is included in total cost of sales, $1.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(3) $0.3 million is included in selling, general and administrative expenses and $1.1 million is included in research and development expenses on the consolidated statements of income.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees (as amended and restated as of June 1, 2010) per ASU 2016-01, all of which is included in selling, general and administrative expenses on the consolidated statement of income.

(5) $0.5 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.3 million is included in research and development expenses on the consolidated statements of income.

(6) $0.1 million is included in total cost of sales, $1.1 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(7) $0.1 million is included in selling, general and administrative expenses on the consolidated statements of income.

(8) $1.7 million is included in total cost of sales, $2.1 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the consolidated statements of income.

(9) $0.4 million is included in total cost of sales, $3.9 million is included in selling, general and administrative expenses and $2.7 million is included in research and development expenses on the consolidated statements of income.

(10) $0.8 million is included in total cost of sales, $2.3 million is included in selling, general and administrative expenses and $2.9 million is included in research and development expenses on the consolidated statements of income.

(11) Includes abandonment of certain information technology projects.

(12) Includes gain related to unearned contingent liabilities recognized upon the acquisition of a business in November 2018.

(13) Includes income related to certain freight forwarder claim settlements which were received during the three months ended June 30, 2019, all of which is included in total cost of sales on the consolidated statements of income.

(14) $1.4 million is included in total cost of sales, $1.5 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the consolidated statements of income.

(15) $0.4 million is included in total cost of sales, $4.0 million is included in selling, general and administrative expenses and $2.8 million is included in research and development expenses on the consolidated statements of income.

(16) $2.8 million is included in total cost of sales, $2.7 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the consolidated statements of income.

Supplemental Information

Reconciliation of Net Loss and Loss per Common Share – Basic and Diluted to Non-GAAP

Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months ended December 31,		Twelve Months ended December 31,
	2019	2018	2019	2018
Net Loss	$(11,624)	$(8,447)	$(52,982)	$(19,342)
Acquisition related expenses, amortizations and adjustments	1,357	1,433	5,703	4,084
Stock-based compensation expense	1,778	1,912	6,962	7,155
Restructuring expenses	1,356	25	6,014	7,261
Pension expense(1)	195	59	795	247
Valuation allowance	5,723	—	42,778	—
Asset impairments	—	—	3,872	—
Gain on contingency	—	—	(1,230)	—
Settlement income	—	—	(746)	—
Gain on bargain purchase of a business	—	—	—	(11,322)
Tax effect of adjustments to net income (loss)	(1,251)	(818)	(5,675)	(4,476)
Non-GAAP Net Income (Loss)	$(2,466)	$(5,836)	$5,491	$(16,393)

Weighted average shares outstanding – basic	47,936	47,730	47,836	47,880
Weighted average shares outstanding – diluted	47,936	47,730	47,836	47,880

Loss per common share - basic	$(0.24)	$(0.18)	$(1.11)	$(0.40)
Loss per common share - diluted	$(0.24)	$(0.18)	$(1.11)	$(0.40)

Non-GAAP earnings (loss) per common share - basic	$(0.05)	$(0.12)	$0.11	$(0.34)
Non-GAAP earnings (loss) per common share - diluted	$(0.05)	$(0.12)	$0.11	$(0.34)

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.